LandStar, Inc. Appoints Steven Dawson Chief Financial Officer

RALEIGH, N.C., May 01, 2019 – LandStar, Inc. (OTCPK: LDSR) (“LandStar” or the “Company”), the parent company of Data443™ Risk Mitigation, Inc. (“Data443”), a leading data security and privacy software company, today announced the appointment of Steven Dawson to the position of Chief Financial Officer. Dawson has over eighteen years of experience in corporate finance, treasury, financial planning and analysis, tax, strategic planning and risk management along with a deep appreciation for Data443’s commitment to driving innovation in the data security space.

“We are excited to bring Mr. Dawson onto the Data443 team to help us achieve our growth goals and support both our investor and client communities,” said Jason Remillard, founder and CEO of Data443. “His expertise will make an immediate and long-term impact on our business and we are especially enthusiastic about his ability to build and manage finance and accounting practices within complex, highly-regulated industries.”

“I am excited to join the team Jason has assembled and look forward to creating an accounting and finance support function that focuses on creating shareholder value for this innovative and fast-growing company. This is an exciting time to join Data443 as they have more than demonstrated customer demand for their premium data security software and have proven their product stands above the competition with their growing list of premier, long-term customers,” said Dawson.

Throughout his career, Dawson has successfully held various leadership positions in accounting and finance and has worked closely with investor groups for both public and privately-held companies. Prior to joining Data443, he provided strategic CFO and high-level consulting services for clients across a variety of industries. Dawson also served as the Senior Vice President of Global Finance for Vinventions, LLC, a private-equity backed worldwide manufacturer of wine closures, as well as the Corporate Controller for Charles & Colvard, Ltd., a publicly-traded manufacturer of gemstones and jewelry, and several other finance leadership positions with publicly-traded companies earlier in his career. In addition, Dawson has nearly ten years of experience in public accounting, including five years with his own firm that was later sold, where he provided succession planning and established finance and administrative functions in support of fund-raising activities to small and medium-sized entities.

Mr. Dawson has notable achievements including:

●	Recently refinanced over $135MM of debt and secured $35MM of new private equity financing.

●	While serving as Corporate Controller for a NASDAQ-listed manufacturer of lab created gemstones and jewelry, Mr. Dawson was responsible for the accounting and finance functions, SEC reporting, SOX compliance, tax, and treasury processes.

●	For a leading $2.6B revenue advertising service company he implemented the first SOX compliance program, and later was part of a small team working on capital financing and acquisition activities totaling over $9B.

About LandStar, Inc.

LandStar, Inc. (OTCPK: LDSR), through its wholly owned subsidiary DATA443™ Risk Mitigation, Inc., enables secure data – across local devices, network, cloud, and databases – at rest and in flight. Its suite of products and services is highlighted by: (i) ArcMail, which is a leading provider of simple, secure and cost-effective email and enterprise archiving and management solutions; (ii) ARALOC™, which is a market leading secure, cloud-based platform for the management, protection and distribution of digital content to the desktop and mobile devices, which protects an organization’s confidential content and intellectual property assets from leakage — malicious or accidental — without impacting collaboration between all stakeholders; (iii) ClassiDocs™, the Company’s award-winning data classification and governance technology, which supports CCPA, LGPD and GDPR compliance; (iv) ClassiDocs™ for Blockchain, which provides an active implementation for the Ripple XRP that protects blockchain transactions from inadvertent disclosure and data leaks; (v) the WordPress GDPR Framework with over 20,000 active users enables organizations of all sizes to comply with the GDPR and other privacy frameworks; (vi) The Virtual Data Protection Officer program that offers a turnkey and outsourced DPO capability for smaller organizations; and, (vii) Data443™ Privacy Manager which enables the full lifecycle of Data Privacy Access Requests, Remediation, Monitoring and Reporting. For more information, please visit http://www.data443.com.

Forward-Looking Statements

The statements contained in this release that are not historical facts are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Words such as “may,” “will,” “could,” “should,” “expect,” “plan,” “project,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “pursuant,” “target,” “continue,” and similar expressions are intended to identify such forward-looking statements. The statements in this press release that are not historical statements, including statements regarding LandStar’s plans, objectives, future opportunities for LandStar’s services, future financial performance and operating results and any other statements regarding LandStar’s future expectations, beliefs, plans, objectives, financial conditions, assumptions or future events or performance that are not historical facts, are forward-looking statements within the meaning of the federal securities laws. These statements are not guarantees of future performance and are subject to numerous risks, uncertainties, and assumptions, many of which are beyond LandStar’s control, and which could cause actual results to differ materially from the results expressed or implied by the statements. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict, and include, without limitation, results of litigation, settlements and investigations; actions by third parties, including governmental agencies; volatility in customer spending; global economic conditions; ability to hire and retain personnel; loss of, or reduction in business with, key customers; difficulty with growth and integration of acquisitions; product liability; cybersecurity risk; and, anti-takeover measures in our charter documents. These and other important risk factors are described more fully in our reports and other documents filed with the Securities and Exchange Commission (“the SEC”), including under “Part I, Item 1A. Risk Factors”, in our Registration Statement on Form 10 filed with the SEC on January 11, 2019.

Any forward-looking statement is made only as of the date of which such statement is made. Except as otherwise required by applicable law, we undertake no obligation to publicly update or revise any forward-looking statements, whether because of new information, future events, or otherwise.

Data443™, ClassiDocs™ and ARALOC™ are registered trademarks of Data443 Risk Mitigation, Inc. All product names, trademarks and registered trademarks are property of their respective owners. All company, product and service names used in this website are for identification purposes only. Use of these names, trademarks and brands does not imply endorsement.

All other trademarks cited herein are the property of their respective owners.

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Investor Relations Contact:

Matthew Abenante

Porter, LeVay & Rose, Inc.

data443@plrinvest.com

212.564.4700

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